EXHIBIT 99.2

ATWOOD OCEANICS, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

REVENUES:
Contract drilling	$162,147	$166,637	$467,518	$489,949

COSTS AND EXPENSES:
Contract drilling	53,004	63,139	161,750	186,950
Depreciation	10,395	9,611	27,991	28,967
General and administrative	9,742	9,339	34,480	30,683
Other-net	-	(822)	(77)	(1,521)
	73,141	81,267	224,144	245,079
OPERATING INCOME	89,006	85,370	243,374	244,870

OTHER INCOME (EXPENSE)
Interest expense	(1,900)	(698)	(3,037)	(2,010)
Interest income	97	175	592	260
	(1,803)	(523)	(2,445)	(1,750)
INCOME BEFORE INCOME TAXES	87,203	84,847	240,929	243,120
PROVISION FOR INCOME TAXES	11,918	25,853	42,182	50,387
NET INCOME	$75,285	$58,994	$198,747	$192,733

EARNINGS PER COMMON SHARE:
Basic	1.16	0.92	3.07	2.99
Diluted	1.15	0.91	3.04	2.96
AVERAGE COMMON SHARES OUTSTANDING:
Basic	64,820	64,427	64,689	64,375
Diluted	65,470	65,037	65,355	65,054